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                                                                    EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION
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Corporate Headquarters                      [COMPUWARE CORPORATION COMPANY LOGO]
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

FOR IMMEDIATE RELEASE
MARCH 1, 2006


          COMPUWARE ACQUIRES PROVIDERLINK TO EXTEND COVISINT HEALTHCARE
                                   OFFERINGS

   COMPUWARE COVISINT TO ATTACK HEALTHCARE COSTS, IMPROVE QUALITY OF CARE FOR
               CUSTOMERS THROUGH POWERFUL PROVIDERLINK TECHNOLOGY


DETROIT--March 1, 2006--Compuware Corporation (NASDAQ: CPWR) today announced that it has acquired privately held ProviderLink, of Cary, North Carolina. Substantially all of ProviderLink's approximately 30 employees will join Compuware.

"This transaction brings Compuware Covisint a powerful, web-enabled application that -- through effective management and sharing of healthcare communications and records -- reduces healthcare costs and increases quality of care," said Bob Paul, President and COO, Compuware Covisint. "ProviderLink will represent a key feature of Covisint's healthcare strategy, eliminating redundant and hard-to-track phone, postal and telephonic business processes. This technology and the team of people who develop, market and sell it are a natural fit that will accelerate Compuware Covisint's penetration in the healthcare vertical."

Estimates suggest that as many as 70 percent of physicians still rely on paper-based systems. ProviderLink supports paper-based healthcare organizations such as these in interacting electronically with organizations of higher technology sophistication. By making such communications bi-directional, indexed, searchable and secure, ProviderLink cuts costs, eradicates redundancy and improves care.

"ProviderLink complements Compuware Covisint's growing presence in the healthcare industry," said David Gardner, CEO of ProviderLink. "By joining forces, Compuware Covisint and ProviderLink can accelerate the adoption of a solution that all healthcare delivery organizations, government agencies and payors can use to more effectively manage all of their communications with each other."

Commenting on the acquisition, former House Speaker Newt Gingrich, founder of the Center for Health Transformation, said, "The partnership of Compuware Covisint and ProviderLink tackles one of the most important challenges we face in healthcare: getting information technology into the hands of the doctors and professionals who treat patients. By addressing this challenge with a practical approach, we can take a bold step forward in building a 21st century intelligent health system -- a system that delivers better healthcare at lower costs."

Covisint enables companies of any size, location or technical sophistication to securely share vital business information and applications with their trading partners. As a leading provider of interoperability solutions,

                                     -MORE-

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Compuware Acquires ProviderLink to Extend Covisint Healthcare Offerings
March 1, 2006

Covisint helps businesses accelerate decision-making, reduce costs and improve responsiveness to changing customer needs.

ABOUT PROVIDERLINK

ProviderLink is an I.T. communications company providing an innovative technology and methodology to successfully create online healthcare communities and information exchange initiatives. Using ProviderLink's Internet-based tools, clients are empowered to manage all of their communication transports such as fax, EDI, forms, web portals and paper communications through a single interface, workflow and patient-centric audit trail. Customers include major hospitals, post-acute care facilities, medical equipment companies, physician practices, private payors, Medicaid programs and RHIO initiatives. ProviderLink combines practical, non-invasive and cost-effective Internet-based technology and consulting services to help clients implement best practices around their communication workflows. Most important, ProviderLink empowers its customers with both the vision and tools they need to drive provider adoption of online communications while creating a smooth migration path to automating information exchanges with all of their communication partners. Contact ProviderLink at http://www.providerlink.com or 919.465.1855.


COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

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FOR SALES OR MARKETING INFORMATION

Compuware Corporation, One Campus Martius, Detroit, MI, 48226, 800-521-9353, http://www.compuware.com


PRESS CONTACT

Lisa Elkin, Vice President, Communications and Investor Relations, Compuware Corporation, 313-227-7345, lisa.elkin@compuware.com

Compuware is a registered trademark of Compuware Corporation. All other product and company names are trademarks or registered trademarks of their respective owners.

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.